EXHIBIT INDEX
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1.   Consent of Independent Public Accountants

2.   Financial Data Schedule for Tax-Free Money Fund

3.   Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class A shares

4.   Financial Data Schedule for Tax-Free Intermediate Term
     Fund - Class C shares

5.   Financial Data Schedule for Ohio Insured Tax-Free Fund
     - Class A shares

6.   Financial Data Schedule for Ohio Insured Tax-Free Fund
     - Class C shares

7.   Financial Data Schedule for Ohio Tax-Free Money Fund

8.   Financial Data Schedule for California Tax-Free Money
     Fund

9.   Financial Data Schedule for Royal Palm Florida Tax-Free
     Money Fund - Retail Shares